EXHIBIT 10.14

708 Quince Orchard Road Gaithersburg, MD 20878 301-869-9683 www.opgen.com

CONSULTANT:	C. Eric Winzer
OPGEN CONTACT:	Evan Jones
EFFECTIVE DATE:	May 4, 2015

CONSULTING AGREEMENT

This Consulting Agreement (together with its attachments, this “Agreement”), made as of the date written above (the “Effective Date”), is between OpGen, Inc. a Delaware corporation having an address at 708 Quince Orchard Road, Gaithersburg, MD (Tel: 301-869-9683;   Fax: 301-869-9684) (“OpGen”), and the consultant named above (“Consultant”). OpGen desires to engage Consultant to provide designated Consulting Services (defined below) for OpGen’s benefit, and Consultant desires to provide the Consulting Services to OpGen, all as provided in, and subject to the provisions of, this Agreement.

1.                                      Consulting Services.  OpGen retains Consultant and Consultant agrees to provide consulting services to OpGen (the “Consulting Services”) as it may from time to time reasonably request and as specified in the business terms exhibit attached to this Agreement (“Business Terms Exhibit”).  Any changes to the Consulting Services (and any related compensation adjustments) must be agreed upon in writing between Consultant and OpGen prior to commencement of the changes.

1.1                               Performance. Consultant agrees to render the Consulting Services to OpGen, or to its designee, (a) at such reasonably convenient times and places as OpGen may direct, (b) under the general supervision of OpGen, and (c) on a best efforts basis.  Consultant will comply with all rules, procedures and standards promulgated from time to time by OpGen with regard to Consultant’s access to and use of OpGen’s property, information, equipment and facilities.  Consultant agrees to furnish OpGen with written reports with respect to the Consulting Services if and when requested by OpGen.

1.2                               Third Party Confidential Information.  Consultant agrees not to use any trade secrets or other confidential information of any other person, firm, corporation, institution or other entity in connection with any of the Consulting Services.

1.3                               No Conflicts. Consultant is under no contractual or other obligation or restriction which is inconsistent with Consultant’s execution of this Agreement or the performance of the Consulting Services.  During the Term (defined below), Consultant will not enter into any agreement, either written or oral, in conflict with Consultant’s obligations under this Agreement.  Consultant will arrange to provide the Consulting Services in such manner and at such times that the Consulting Services will not conflict with Consultant’s responsibilities under any other agreement, arrangement or understanding or pursuant to any employment relationship Consultant has at any time with any third party.

1.4                               Termination of Executive Employment Agreement.  The Executive Change in Control and Severance Benefits Agreement, dated January 19, 2011, between the Consultant and OpGen is terminated as of May 1, 2015 without any obligation on the part of OpGen to make any severance or other payments.

1.5                               Absence of Debarment.  Consultant represents that he has not been debarred, and to the best of Consultant’s knowledge, is not under consideration to be debarred, by the U.S. Food and Drug Administration from working in or providing consulting services to any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992.

1.6                               Other Representations and Warranties.  Consultant represents and warrants that: (a) Consultant has full right and power to enter into and perform this Agreement without the consent of any third party; (b) Consultant will comply with all laws and regulations applicable to Consultant’s obligations under this Agreement, will refrain from any unethical conduct, and will maintain high standards of professionalism; and (c) should OpGen permit Consultant to use any of OpGen’s equipment, or facilities during the term of this Agreement, such permission shall be gratuitous and Consultant (i) shall be responsible for any injury to any person (including death) or damage to property arising out of use of such equipment or facilities; and (ii) shall perform all services during OpGen’s normal business hours, unless OpGen otherwise specifically requests.

2.                                      Compensation.  In consideration for the Consulting Services rendered by Consultant to OpGen, OpGen agrees to pay Consultant the fees set forth in the Business Terms Exhibit attached hereto.   Unless otherwise specified in the Business Terms Exhibit, undisputed payments will be made by OpGen within thirty (30) days from OpGen’s receipt of Consultant’s invoice.  Invoices will contain such detail as OpGen may reasonably require and will be payable in U.S. Dollars in accordance with the terms of the Business Terms Exhibit.  OpGen will reimburse Consultant for reasonable business expenses incurred by Consultant in the performance of the Consulting Services as specified in the Business Terms Exhibit.

3.                                      Inventions.  Consultant is party to that certain Proprietary Information, Inventions, Non-Solicitation, and Non-Competition Agreement (the “Proprietary Agreement”) with OpGen dated June 15, 2009.  The parties agree that the terms and provisions of the Proprietary Agreement continue and apply as long as Consultant is providing Consulting Services to OpGen, and any post-termination obligations in the Proprietary Agreement will begin at termination or expiration of this Agreement.

4.                                      Confidential Information.  The nondisclosure and proprietary information provisions of the Proprietary Agreement continue in full force and effect.

5.                                      Restrictions.  The non-solicitation and provisions of the Proprietary Agreement continue in full force and effect while Consultant is engaged by OpGen and for the requisite post-termination period thereafter.

6.                                      Term and Termination.

6.1                               Term.  This Agreement will commence on the Effective Date and continue for the term specified on the Business Terms Exhibit (the “Term”), unless sooner terminated pursuant to the express terms of this Section 6 or extended by mutual agreement of the parties.

6.2                               Termination for Breach. If either party breaches in any material respect any of its material obligations under this Agreement, in addition to any other right or remedy, the non-breaching party may terminate this Agreement in the event that the breach is not cured within thirty (30) days after receipt by that party of written notice of the breach.

6.3                               Termination by OpGen.  OpGen may terminate this Agreement (a) immediately at any time upon written notice to Consultant in the event of a breach of this Agreement by Consultant which cannot be cured (i.e. breach of the confidentiality obligation) and/or (b) at any time for any reason upon not less than thirty (30) days’ prior written notice to Consultant.

6.4                               Termination by Consultant.  Consultant may terminate this Agreement at any time for any reason upon not less than thirty (30) days’ prior written notice to Consultant.

6.5                               Effect of Expiration/Termination.  Upon expiration or termination, neither OpGen nor Consultant will have any further obligations under this Agreement, except (a) the liabilities accrued through the date of termination, and (b) the obligations under Sections 3, 4, 5 and 7 and this Section 6.5 will survive.  Upon expiration or termination, and in any case upon OpGen’s request, Consultant will return immediately to OpGen all tangible Confidential Information, including all copies and reproductions thereof.

7.                                      Miscellaneous.

7.1                               Independent Contractor.  All Consulting Services will be rendered by Consultant as an independent contractor and this Agreement does not create an employer-employee relationship between OpGen and Consultant.  Consultant will have no rights to receive any employee benefits, such as health and accident insurance, sick leave or vacation which are accorded to regular OpGen employees. Consultant will not in any way represent himself or herself to be an employee, officer, partner, joint venturer, or agent of OpGen.  Consultant is not authorized to make any representation, contract, or commitment on behalf of OpGen.

7.2                               Taxes.  Consultant will pay all required taxes on Consultant’s income from OpGen under this Agreement.  Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws, including laws governing self-employed individuals, if applicable, such as laws related to payment of taxes, social security, disability, and other contributions based on fees paid to Consultant under this Agreement. OpGen will not withhold or make payments for social security, unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on Consultant’s behalf.   Consultant will provide OpGen with Consultant’s taxpayer identification number or social security number, as applicable.

7.3                               Use of Name.  Consultant consents to the use by OpGen of Consultant’s name and likeness in written materials and oral presentations to current or prospective customers, partners, investors or others, provided that such materials or presentations accurately describe the nature of Consultant’s relationship with or contribution to OpGen.

7.4                               Assignability and Binding Effect.  The Consulting Services to be rendered by Consultant are personal in nature.  Consultant may not assign or transfer this Agreement or any of Consultant’s rights or obligations hereunder except to a corporation of which Consultant is the sole stockholder.  In no event will Consultant assign or delegate responsibility for actual performance of the Consulting Services to any other natural person except to Consultant Personnel as provided for under this Agreement.  This Agreement will be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, successors and permitted assigns.  OpGen may assign this Agreement to any other corporation or entity which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of OpGen.

7.5                               Headings.  The section headings are included solely for convenience of reference and will not control or affect the meaning or interpretation of any of the provisions of this Agreement.

7.6                               Notices.  Any notices or other communications from one party to the other will be in writing and will be given by addressing the same to the other at the address or facsimile number set forth in this Agreement.  Notices to OpGen will be marked “Attention: Chief Executive Officer”. Notice will be deemed to have been duly given when (a) deposited in the United States mail with proper postage for first class registered or certified mail prepaid, return receipt requested, (b) sent by any reputable commercial courier, delivery confirmation requested, (c) delivered personally, or (d) if promptly confirmed by mail or commercial courier as provided above, when dispatched by facsimile.

7.7                               No Modification.  This Agreement may be changed only by a writing signed by authorized representatives of both parties.

7.8                               Severability.  In the event that any one or more of the provisions contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and all other provisions will remain in full force and effect.  If any provision of this Agreement is held to be excessively broad, it will be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

7.9                               Entire Agreement.  This Agreement constitutes the entire agreement of the parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between the parties.

7.10                        Governing Law.  This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Maryland applicable to contracts made and to be performed therein, without giving effect to the principles thereof relating to the conflict of laws.

7.11                        Remedies.  Consultant agrees that in addition to any other rights and remedies available to OpGen for any breach or threatened breach by Consultant of Consultant’s obligations hereunder, OpGen will be entitled to enforcement of Consultant’s obligations hereunder by whatever means are at OpGen’s disposal, including court injunction.

7.12                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the Effective Date.

OPGEN, INC.

By:	/s/ Evan Jones

Name:	Evan Jones
Title:	Chief Executive Officer

CONSULTANT:

C. ERIC WINZER

By:	/s/ C. Eric Winzer

Address:

Email:

Telephone:

Facsimile:

SSN:
(required for payment)

BUSINESS TERMS EXHIBIT

1.                                      Consulting Services:

Assistance with the transition of Finance Department and financial statements leadership to interim or permanent Chief Financial Officer of OpGen, and transition of Human Resources and other management functions as determined by Evan Jones.

Consultant will devote no more than twenty-five percent (25%) of full-time status per month during the Term to the Consulting Services and will render those services on a schedule to be determined by mutual arrangement between Consultant and Evan Jones, to whom Consultant will report.  In addition, Consultant will be available for a reasonable number of telephone and/or written consultations.

2.                                      Term:

This Agreement has a term beginning on May 4, 2015 and ending on June 30, 2015.  The Term may be extended for additional periods, at OpGen’s option and with Consultant’s consent.

3.                                      Compensation:

As full compensation for the Consulting Services rendered during the Term, OpGen will pay Consultant $7,500 per month for each month of the Term.

OpGen will reimburse Consultant for all reasonable travel and other business expenses incurred by Consultant in rendering the Consulting Services, provided that such expenses are agreed upon in writing in advance, and are confirmed by appropriate written expense statements and other supporting documentation.

On the last day of each calendar month, Consultant will invoice OpGen for Consulting Services rendered and expenses incurred during the preceding month. Invoices should reference this Agreement and should be submitted to the following address:

OpGen, Inc.

708 Quince Orchard Road,

Gaithersburg, MD 20878

Attn:  Accounts Payable

4.                                Other compensation — stock options:

In addition to the fees, the Compensation Committee of the Board of Directors has taken action to approve:  (a)  the continued vesting of all of Consultant’s outstanding stock options during the Term of this Agreement while Consultant provides Consulting Services; (b) acceleration and vesting of three-quarters of the first year vesting of the October 2014 stock option grant; and (c) an extension of the time available for Consultant to exercise vested stock options until the earlier of June 30, 2016 or the expiration of the stated term of the stock option; provided, that Consultant continues to provide services to the Company for the Term of this Agreement.

Consultant’s outstanding stock option grants are set forth below.  Upon the effective date of this Agreement, all stock options awards as incentive stock options shall automatically convert to non-qualified stock options.

Date of Grant	# of Shares	Exercise Price per Share	Vesting Term	Vesting Schedule	# vested at 05/01/2015	# vested at 06/30/2015
06/15/2009	253	$79.05	4 years	(1)	253	253
04/15/2010	190	$79.05	4 years	(1)	190	190
02/15/2011	137	$110.68	4 years	(1)	137	137
02/15/2011	348	$110.68	4 years	(1)	348	348
03/23/2012	412	$7.91	4 years	(1)	303	328
02/12/2013	443	$7.91	4 years	(1)	218	245
07/25/2013	949	$7.91	4 years	(1)	355	414
04/24/2014	13,352	$0.05	4 years	(2)	4,172	5,006
10/23/2014	105,000	$0.61	4 years	(1)	0	19,700	(3)
TOTAL	121,084				5,976	26,621

(1)                                 25% cliff vesting on first anniversary of the date of grant and 6.25% per quarter thereafter.

(2)                                 Same as (1) but vesting started on December 31, 2014, and reflects additional 25% vesting.

(3)                                 Reflects acceleration of 75% of first year vesting of award on June 30, 2015, if Consultant is still providing Consulting Services to OpGen.